UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2019

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, Registrant and Giovanni (John) Visentin, Registrant’s Chief Executive Officer (“CEO”), amended the letter agreement dated May 14, 2018 pursuant to which Mr. Visentin was hired and became Registrant’s Vice Chairman and CEO. Attached as Exhibit 10 (b) to this Report is a copy of the amended letter agreement.

The primary change is that a sunset date of May 14, 2020 was added to the “modified single-trigger” or “walk-away” feature of the letter agreement. As a result, after May 14, 2020 (or the 2-year anniversary of employment), in the change in control context, cash payments and benefits and all future equity awards will require a qualifying termination of employment following a change in control of Registrant (i.e., a “double trigger”) in order to be paid and/or vest. The definition of “Good Reason” was also modified.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and is not a solicitation of a proxy from any shareholder of Xerox. In connection with the proposed corporate reorganization, Xerox Holdings Corporation (“Holdings”) has filed with the SEC a preliminary registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus consisting of a proxy statement relating to the 2019 annual meeting of shareholders of Xerox and a prospectus relating to the common stock of Holdings. Xerox and Holdings also plan to file other relevant documents with the SEC regarding the proposed corporate reorganization. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Xerox and Holdings with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive joint proxy statement/prospectus (if and when it becomes available) and the filings with the SEC that will be incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, free of charge, by visiting Xerox’s investor information site at www.xerox.com/investor.

The directors and executive officers of Xerox and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed corporate reorganization. Information regarding Xerox’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and its proxy statement on Schedule 14A for its 2018 Annual Meeting of Shareholders filed with the SEC on June 18, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10(b)	Amended Letter Agreement dated April 17, 2019 between Registrant and Giovanni (John) Visentin.

Forward Looking Statements

This report, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; our ability to attract and retain key personnel; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that confidential and/or individually identifiable information of ours, our customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems due to cyber attacks or other intentional acts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; the exit of the United Kingdom from the European Union; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; any potential termination or restructuring of our relationship with Fujifilm Holdings Corporation; international trade policies and their impact on the cost of and demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q and our 2018 Annual Report on Form 10-K, as well as our Current Reports on Form 8-K, filed with the Securities and Exchange Commission (SEC). Xerox assumes no obligation to update any forward looking statements as a result of new information or future events or developments, except as required by law.

EXHIBIT INDEX

Exhibit No.	Description

10(b)	Amended Letter Agreement dated April 17, 2019 between Registrant and Giovanni (John) Visentin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION
	By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Date: April 18, 2019		Secretary